UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EQUITABLE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
EQUITABLE HOLDINGS, INC. 2025 Annual Meeting Vote by May 20, 2025 11:59 PM ET

EQUITABLE HOLDINGS, INC. 1345 AVENUE OF THE AMERICAS NEW YORK, NY 10105 ATTN: RALPH PETRUZZO

V69185-P26498

You invested in EQUITABLE HOLDINGS, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 21, 2025.

Get informed before you vote

View the Annual Report and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 7, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users	Vote Virtually at the Meeting*
Point your camera here and	May 21, 2025
vote without entering a	8:00 AM, EDT
control number	Virtually at: www.virtualshareholdermeeting.com/EQH2025

 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of ten directors for a one-year term ending at the 2026 Annual Meeting of Stockholders:	For
Nominees:
1a.	Douglas Dachille

1b.	Francis A. Hondal	For

1c.	Arlene Isaacs-Lowe	For

1d.	Daniel G. Kaye	For

1e.	Joan Lamm-Tennant	For

1f.	Craig MacKay	For

1g.	Mark Pearson	For

1h.	Bertram L. Scott	For

1i.	George Stansfield	For

1j.	Charles G.T. Stonehill	For

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025;	For

3.	Advisory vote to approve the compensation paid to our named executive officers;	For

4.	Advisory vote on the frequency of future advisory votes on executive compensation;	Year

5.	Amendment and restatement of the Company’s 2019 Omnibus Incentive Plan;	For

6.	Amendments to the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company, as permitted by Delaware law;	For

7.	Amendments to the Company’s Certificate of Incorporation and By-laws to create a stockholder right to call a special meeting; and	For
8.	Vote on a stockholder proposal regarding stockholders’ ability to call a special shareholder meeting.	Against

NOTE: Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof will be voted on by the proxies in their discretion.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V69186-P26498